Exhibit 99.1

L Catterton Asia Acquisition Corp. Announces Pricing of $250 Million Initial Public Offering

SINGAPORE, March 10, 2021 — L Catterton Asia Acquisition Corp. (the “Company”) today announced that it had priced its initial public offering of 25,000,000 units at a price of $10.00 per unit. The units will be listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “LCAAU” and are expected to begin trading on Nasdaq on March 11, 2021.

Each unit consists of one share of the Company’s Class A common stock and one-third of one redeemable warrant. Each whole warrant entitling the holder thereof to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment, terms and limitations, and only whole warrants are exercisable. Once the securities constituting the units begin separate trading, the Class A common stock and the warrants are expected to be listed on Nasdaq under the symbols “LCAA” and “LCAAW,” respectively.

The Company is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

The offering is expected to close on March 15, 2021, subject to customary closing conditions. Credit Suisse Securities (USA) LLC is acting as the sole book-running manager of the offering. The Company has granted the underwriter a 45-day option to purchase up to an additional 3,750,000 units at the initial public offering price to cover over-allotments, if any.

The public offering is being made only by means of a prospectus. When available, copies of the prospectus relating to the offering may be obtained from Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560, Telephone: 1-800-221-1037, Email: usa.prospectus@credit-suisse.com.

A registration statement relating to these securities has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on March 10, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About L Catterton Asia Acquisition Corp.

L Catterton Asia Acquisition Corp. is a blank check company newly incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. We have not selected any potential business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential business combination target. While we may pursue an initial target business in any industry or sector, we intend to focus our search in high-growth, consumer technology sectors across Asia. For more information about the Company, please visit www.lcaac.com.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements”, including with respect to the initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Andi Rose / Julie Hamilton

Joele Frank, Wilkinson Brimmer Katcher

212.355.4449